EXHIBIT 107
CALCULATION OF FILING FEE TABLES
Form
S-8
(Form Type)
Vista Energy, S.A.B. de C.V.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock (3) , reserved for Issuance pursuant to the Long Term Incentive Plan	Other (2)	4,000,000	$56.71	$226,828,889.97	$0.00015310 per dollar	$34,727.50

Total Offering Amounts					$226,828,889.97		$34,727.50

Total Fee Offsets							—

Net Fee Due							$34,727.50
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “
Securities Act
”), this Registration Statement on Form
S-8
(the “
Registration Statement
”) shall also cover any additional shares of Common Stock of Vista Energy, S.A.B. de C.V.
(the “
Registrant
”) as may become available for issuance pursuant to the Long Term Incentive Plan (the “
Plan
”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2) The Proposed Maximum Offering Price Per Unit of Common Stock has been calculated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “
Securities Act
”). The Proposed Maximum Offering Price Per Unit of Common Stock is based on MX$1,169.87 per share, the average of the high and low prices of the Common Stock, as reported on the Mexican Stock Exchange on January 21, 2025. The Proposed Maximum Offering Price Per Unit of Common Stock for the restricted stock disposed under the Plan was converted to U.S. dollars based on the New York foreign exchange rate for January 21, 2025 of MX$20.63 = US$1.00 as published in the Wall Street Journal on January 21, 2025.
(3) The Common Stock of the Registrant being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“
ADSs
”), evidenced by American Depositary Receipts (“
ADRs
”), with each ADS representing one share of Common Stock. American Depositary Receipts issuable upon the deposit of the Common Stock registered hereby have been or will be registered under a separate registration statement on Form
F-6.
Each American Depositary Receipt will represent one share of Common Stock.